                                                              Exhibit 10.1

                              HOME PROPERTIES, INC.
                          SEVENTH AMENDED AND RESTATED
              DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

1.     PURPOSE AND ADMINISTRATION.

     The Home Properties  Dividend  Reinvestment  and Direct Stock Purchase Plan
("Plan") provides the stockholders of Home Properties,  Inc. ("Home Properties")
an  opportunity to  automatically  invest their cash dividends on shares of Home
Properties'  common  stock,  par  value  $.01 per  share  ("Common  Stock"),  in additional  shares of Common Stock as well as to make monthly or other voluntary cash investments in shares of Common Stock. Employees of Home Properties and its affiliates  ("Employees")  also  have  the  opportunity  under  the Plan to make voluntary cash investments in shares of Common Stock through payroll  deductions or other  voluntary cash payments.  Persons who are not already  stockholders of
Home  Properties  and who are not Employees  may also purchase  shares of Common
Stock under the Plan through  voluntary cash  payments.  A maximum of 15,400,000 shares of Common Stock is available  under the Plan for purchase  with  dividend reinvestment or optional cash payments. The Plan is administered by Mellon Bank,
N.A. (the "Plan Administrator"). Certain administrative support will be provided to the Plan  Administrator by Mellon Investor  Services,  a registered  transfer agent, or Mellon  Securities LLC, an affiliate of the Plan  Administrator  and a registered broker-dealer.

2.     PURCHASE OF SHARES.

     (a) Purchases of Common Stock of Home Properties by the Plan  Administrator
for the Plan may be made,  at Home  Properties'  option,  either  (i) from  Home
Properties out of its authorized but non-outstanding shares; or (ii) in the open market (on the New York Stock  Exchange  or any  securities  exchange  where the
Common Stock is then traded,  in the  over-the-counter  market or in  negotiated transactions). The "Plan Purchase Price" for shares purchased directly from Home
Properties  with reinvested cash dividends or optional cash payments will be the average of the daily high and low trading  prices,  computed up to seven decimal places, if necessary, of Home Properties Common Stock on the applicable Purchase
Date (hereinafter described).  For shares purchased by the Plan Administrator in open trading with reinvested cash dividends or optional cash payments,  the Plan
Purchase Price will be the weighted average price paid by the Plan Administrator for all shares purchased by it for the  participants  with the invested funds on the applicable  Purchase Date,  including all trading fees and services charges.
Home  Properties  may not change its  designation as to whether shares of Common
Stock will be  purchased  from Home  Properties  or on the open market more than once in any three month period and only,  to the extent  required by  applicable law, rules or regulations, if Home Properties' needs to raise additional capital has changed, or another valid reason exists for the change.

     (b) Home Properties typically pays dividends on a quarterly basis. If these dividends  are used to purchase new shares  directly from Home  Properties,  the
Plan  Administrator will reinvest dividends on the applicable date on which Home
Properties pays dividends (a "Dividend  Payment  Date").  If these dividends are used to acquire shares  through open market  purchases,  the Plan  Administrator will purchase all shares within 30 days of the applicable Dividend Payment Date.
If the  dividends are not able to be fully  invested  within this 30 day period,
dividends  will  be  distributed  in  full,   without  interest,   by  the  Plan
Administrator to the stockholders participating in the Plan.

     (c) Participants may deposit funds for optional cash purchases of less than
$10,000 per month into their Plan account at any time. The deposited  funds will be used to  acquire  shares at least  once  every  five  business  days (a "Cash
Purchase  Investment  Date").  If these  funds  deposited  during  a  particular investment  period are used to acquire new shares directly from Home Properties, they will be invested on the next Cash Purchase  Investment Date. If these funds are used to acquire shares through open market purchases, the Plan Administrator will  purchase all shares  within 30 days of the next Cash  Purchase  Investment
Date. If funds  deposited  for optional cash  purchases are not able to be fully invested within this 30 day period,  the funds will be returned in full, without interest,  by the Plan Administrator to the applicable  stockholders  and/or new investors.

     (d)  In  making  purchases  for  the   participant's   account,   the  Plan
Administrator  may  commingle  the  participant's  funds  with  those  of  other participants in the Plan. The exact timing of open market  purchases,  including determining  the number of shares,  if any, to be purchased on any day or at any time of that day,  the prices  paid for such  shares,  the markets on which such purchases  are made and the  persons  (including  brokers and  dealers)  from or through  which  such  purchases  are  made  shall  be  determined  by  the  Plan
Administrator  or  the  broker  selected  by  it  for  that  purpose.  The  Plan
Administrator may purchase Common Stock in advance of a dividend payment date or interim  investment  date for settlement on or after such date. No interest will be paid on funds held by the Plan  Administrator  pending  investment.  The Plan
Administrator  may hold the shares of all participants on deposit in its name or in the name of its nominee.  The Plan Administrator shall have no responsibility as to the value of the Home Properties'  shares of Common Stock acquired for the participant's account. It is understood that for a number of reasons,  including observance  of  the  rules  and  regulations  of  the  Securities  and  Exchange
Commission  requiring  temporary  curtailment or suspension of purchases,  it is possible that the whole amount of funds available in the  participant's  account for the shares of Home  Properties  might not be applied to the purchase of such shares on or before the next ensuing Purchase Date. The Plan Administrator shall not be liable when  conditions  prevent the purchase of shares or interfere with the timing of such purchases, provided, however, such funds shall be returned to the  participants  if not used to purchase  Common Stock:  (a) within 30 days of receipt of optional  cash  payments;  or (b) within 30 days of the dividend date for dividend reinvestments.

3.     DIVIDEND REINVESTMENT.

     As the  participant's  Plan  Administrator,  the  Plan  Administrator  will receive on or before each Dividend Payment Date, cash from Home Properties equal to the  dividend on the shares of Common Stock of Home  Properties  held by each stockholder  participating in the Plan. the Plan  Administrator  will apply such funds  towards  the  purchase  of shares of Common  Stock for the  participant's account.  Cash dividends on shares credited to the participant's account will be automatically re-invested to purchase additional shares.

4.     EMPLOYEE STOCK PURCHASE PLAN.

     Individuals who are employees of Home Properties,  Home  Properties,  L.P., and any other  entities  under the control of Home  Properties  are  eligible to participate  in the  Plan.  Employees  will  have the  option  of  having  their
voluntary  cash  contributions   automatically  deducted  from  their  paychecks
pursuant to a payroll  deduction or may make  voluntary  contributions  by check payable to the Plan Administrator.  The Plan Administrator will apply such funds along with the funds that it has received  directly from Employee  participants, toward the  purchase of shares of Common  Stock for the  Employee  participant's account on the next Cash Purchase  Investment Date. Subject to the provisions of paragraph 6 below,  an Employee  participant's  optional cash payments may be no less than $50 and no more than  $10,000 in the  aggregate  in any one month.  No interest will be paid on funds held by the Plan Administrator or Home Properties prior to investment.  Cash  investments  received by Home Properties or the Plan
Administrator  will be returned to an Employee upon written request  received by
Home Properties or the Plan Administrator (whichever received the investment) at least two (2) business days prior to the  applicable  Cash  Purchase  Investment
Date.

5.     STOCK PURCHASE PLAN.

     As the  participant's  Plan  Administrator,  the  Plan  Administrator  will receive monthly or otherwise,  as determined by the participant,  voluntary cash investments from all other participants.  The Plan Administrator will apply such funds  towards  the  purchase  of shares of Common  Stock for the  participant's account.  Limited  partners  of  record  of Home  Properties,  L.P.  ("Operating
Partnership"),  may direct that the  Operating  Partnership  forward to the Plan
Administrator  distributions  to be paid to them by the  Operating  Partnership.
Such  distributions  shall be treated as a  voluntary  cash  investment  by such limited partner  participants  and will be applied toward the purchase of shares on the  next  Cash  Purchase  Investment  Date.  Subject  to the  provisions  of paragraph 6 below,  any optional  cash payments by  participants  may be no less than $50 and no more than $10,000 in the aggregate in any one month.  Subject to the  provisions  of  paragraph 6 below,  the initial  optional  cash  payment by persons  who are not  stockholders  or  Employees  must be at least  $1,000.  No interest  will  be  paid  on  funds  held by the  Plan  Administrator  prior  to investment.  Voluntary cash investments  received by the Plan Administrator will be  returned  to the  participant  upon  written  request  received  by the Plan
Administrator  at least  two (2)  business  days  prior to the  applicable  Cash
Purchase Investment Date.

6.     PERMITTED PAYMENTS IN EXCESS OF LIMITS.

     Optional  cash  payments in excess of $10,000 may be made by a  participant only upon  approval by Home  Properties of a written  request for  permission to make cash investments in excess of the above limit (a "Request for Waiver Form")
from such participant. No pre-established maximum limit applies to optional cash payments that may be made  pursuant to a waiver  purchase.  Notwithstanding  the above,  the  participants  may not  acquire  more  than 8% of the  Common  Stock outstanding  at any time and a maximum of 15,400,000  shares is available  under the Plan for purchase with optional cash payments.

     A waiver  purchase will be considered on the basis of a variety of factors, which may include:  Home Properties current and projected capital  requirements, the  alternatives  available  to Home  Properties  to meet  those  requirements, prevailing  market  prices  for the  Common  Stock  and  other  Home  Properties securities, general economic and market conditions,  expected aberrations in the price or trading volume of Home Properties securities, the number of shares held by the participant  submitting the Request for Waiver Form, the aggregate amount of optional  cash  payments  for which such  Request for Waiver  Forms have been submitted  and the  administrative  constraints  associated  with  granting such waiver purchase request. Grants of permission to purchase Common Stock in excess of $10,000 per month will be made in the absolute discretion of Home Properties.

     If a request for waiver is approved, the price of shares purchased pursuant to the request for waiver will be determined  using a pricing period of not less than one but not more than ten trading  days as  determined  by Home  Properties commencing on a date set by it.  Optional  cash  payments or initial  investment made pursuant to a request for waiver will be used to purchase  shares of Common
Stock as soon as practicable on or after the business day following the last day of the pricing period.  This date is referred to as the waiver  investment date.
The Plan  Administrator will apply all good funds received on or before the last business day before the pricing  period to purchase  shares of our common stock.
Funds received after this date will be returned to the participant.

     Unless it waives its right to do so, Home Properties may establish for each
Cash  Purchase  Investment  Date a minimum price (the  "Threshold  Price") which applies only to the  investment  of optional cash payments in excess of $10,000.
If a Threshold Price is established for any pricing period,  it will be fixed as a dollar  amount  that the average of the high and low sale prices of the Common
Stock as quoted on the New York Stock  Exchange  for each trading day during the applicable  pricing  period  must  equal or exceed  (not  adjusted  for a waiver discount,  if any). In the event that the Threshold Price is not satisfied for a trading day in the pricing  period,  then that trading day will be excluded from the pricing  period and all trading prices for that trading day will be excluded from the determination of the Plan Purchase Price. In addition,  Home Properties will  exclude  from the pricing  period and from the  determination  of the Plan
Purchase  Price any trading  day in which no trades of Common  Stock are made on the New York Stock Exchange.

     In addition,  a portion of each optional cash payment or initial investment will be returned for each trading day of a pricing period in which the Threshold
Price is not  satisfied  or for each  trading  day in which no  trades of Common
Stock are reported on the New York Stock  Exchange.  The amount returned will be equal to a pro rata  portion  of the  amount of the  optional  cash  payment  or initial  investment  (not just the amount in excess of $10,000) for each trading day that the  Threshold  Price is not  satisfied or in which no trades of Common
Stock are reported.

     Home  Properties  reserves the right to change the  Threshold  Price at any time. The Threshold  Price will be determined in Home Properties sole discretion after a review of current market conditions and other relevant factors. At least two business days prior to the first day of the applicable pricing period,  Home
Properties  will decide whether to establish a Threshold  Price,  and if so, its amount.  Home Properties will notify the Plan  Administrator as to the amount of the Threshold Price, if any.

     For any  Purchase  Date,  Home  Properties  may  waive  its  right to set a
Threshold  Price for  optional  cash  payments in excess of  $10,000.  Setting a
Threshold Price for a Cash Purchase Investment Date shall not affect the setting of a Threshold Price for any subsequent Cash Purchase Investment Date.

     For each pricing period,  Home Properties may establish a discount from the market price  applicable to optional cash payments and initial  investments made pursuant to a request for waiver.  This waiver  discount if any, will range from
0% to 5% of the purchase price determined by the pricing period and may vary for each pricing period.  The waiver  discount,  if any, will be established at Home
Properties  sole  discretion  after a review of current market  conditions,  the level of participation in the Plan, the  attractiveness of obtaining  additional funds through the sale of Common Stock as compared to other sources of funds and current and projected capital needs.  Setting a waiver discount for a particular pricing  period  will  not  affect  the  setting  of a waiver  discount  for any subsequent  pricing  period.  The waiver  discount,  if any,  will apply only to optional cash payments and initial investments in excess of $10,000.  The waiver discount will apply to the entire  optional  cash payment or initial  investment made pursuant to a waiver and not just the portion in excess of $10,000.

Home  Properties  only will establish a threshold  price or waiver  discount for shares that are purchased directly from it.

8.     ACCOUNTS.

     If a  participant  owns 100  shares or more and  participates  in  dividend reinvestment, the Plan Administrator will mail a quarterly statement showing all transaction  details for the relevant account  including  year-to-date and other information.  If a  participant  owns  fewer than 100 shares and elects to fully reinvest their dividends,  the Plan  Administrator will mail an annual statement
detailing  all  transactions  for  the  year.  The  Plan   Administrator   sends
supplemental  statements  or notices  when there is an initial or optional  cash purchase or a deposit,  transfer, sale or withdrawal of shares. Shares of Common
Stock credited to a  participant's  account may not be pledged or assigned,  and any attempted  pledge or assignment is void. A participant  who wishes to pledge or assign  shares of Common  Stock  credited to the  participant's  account must first withdraw such shares from the account.

9.     AUTHORIZATION.

     Stockholder authorization for dividend reinvestment must be received by the
Plan  Administrator  at least one (1) day prior to the dividend  record date for
Home  Properties  Common  Stock;  otherwise,  such  authorization  shall  not be effective until the next dividend record date.

10.    INCOME TAX.

     The  reinvestment  of  dividends  does not relieve the  participant  of any income tax which may be payable on such  dividends.  In the case of both foreign participants  who elect to have their  dividends  reinvested and whose dividends are subject to United States income tax withholding and other  participants  who elect  to have  their  dividends  reinvested  and who are  subject  to  "backup"
withholding  under Section 3406(a) (1) of the Internal  Revenue Code of 1986, as
amended, the Plan Administrator shall invest in Shares in an amount equal to the dividends of such participants less the amount of tax required to be withheld.

11.    VOTING.

     All shares of Common Stock  credited to a  participant's  account under the
Plan may be voted by the  participant.  If on the  record  date for a meeting of
Stockholders  there are shares  credited to the account of a  participant,  that participant will be sent the proxy material for the meeting and a proxy covering all of the participant's shares,  including shares credited to the participant's account.  If the  participant  returns an executed  proxy, it will be voted with respect to all of the participant's shares (including any fractional shares), or the participant may vote all of the shares in person at the meeting.

12.    CERTIFICATES.

     Shares of Common Stock  purchased under the Plan are registered in the name of a nominee and shown on each participant's account. However, a participant may request a certificate for any of the whole shares which have accumulated in such participant's  account by written request. Each certificate issued is registered in the name or names  in which  the  account  is  maintained,  unless  otherwise instructed in writing.  If the  certificate is to be issued in a name other than the name of the Plan account,  the participant or participants  must have his or her signature(s)  guaranteed by a commercial bank or a broker.  Certificates for fractional shares will not be issued in any case.  Dividends will continue to be paid on the cumulative  holdings of both full and fractional shares remaining in the participant's account and will automatically be reinvested.

     Participants who wish to do so may deposit  certificates for shares of Home
Properties  Common Stock  registered in their names with the Plan  Administrator for credit  under the Plan.  There is no charge for such  deposits and by making such deposit the participant  will be relieved of the  responsibility  for loss, theft or destruction of the certificates.

13.    TERMINATION OF PARTICIPATION.

     A participant may terminate his or her account at any time by notifying the
Plan Administrator in writing.  Unless the termination notice is received by the
Plan  Administrator at least five (5) days prior to any dividend record date, it cannot be processed until after purchases made from the dividends paid have been completed  and credited to the  participant's  accounts.  All  dividends  with a record date after timely receipt of notice for termination will be sent directly to the participant.  The Plan  Administrator may terminate the account by notice in writing mailed to the participant.  Once  termination has been effected,  the
Plan Administrator shall, within 30 days of receipt of such notice, issue to the participant,  without  charge,  certificates  for the  full  shares  held in the participant's account or, if he so requests, sell the full shares held under the
Plan, deduct brokerage commissions, transfer taxes (if any) and a service charge and deliver the proceeds to the participant.  The participant's  interest in any fractional share held in the  participant's  account at termination will be paid in  cash at the  then  current  market  value  of  shares  of  Common  Stock.  A participant  will also be entitled to the  uninvested  portion of any  voluntary investment,  if notice of termination is received at least two (2) business days prior to the  date  when the Plan  Administrator  becomes  obligated  to pay for purchased  shares.  If a  participant  disposes  of all  shares  represented  by certificates  registered  in the  participant's  own  name on the  books of Home
Properties  but does not give  notice of  termination  under the Plan,  the Plan
Administrator  may continue to reinvest  the  dividends on his or her stock held under the Plan until otherwise directed.

14.    STOCK DIVIDENDS.

     It is understood  that any stock  dividends or stock splits  distributed by
Home Properties on shares of Common Stock held by the Plan Administrator for the participant  will be credited to the  participant's  account.  In the event Home
Properties  makes available to its  stockholders  rights to purchase  additional shares  of  Common  Stock or other  securities,  the  participant  will  receive appropriate  instructions  in connection  with all such rights directly from the
Plan Administrator in order to permit a participant to determine what action the participant desires to take.

15.    RESPONSIBILITY OF THE PLAN ADMINISTRATOR.

     The Plan  Administrator  shall not be liable  hereunder for any act done in good  faith,  or  for  any  good  faith  omission  to  act,  including,  without limitation, any claims of liability: (1) arising out of failure to terminate any participant's  account upon such participant's  death prior to receipt of notice in writing of such death; and (2) with respect to the prices at which shares are purchased or sold for the participant's  account and the times such purchases or sales are made.

16.    AMENDMENT OF PLAN.

     The Plan may be amended or  supplemented  by Home Properties at any time or times, but, except when necessary or appropriate to comply with law or the rules or policies of the  Securities  and Exchange  Commission,  the Internal  Revenue
Service or other  regulatory  authority or with respect to any  modifications or amendments which do not materially affect the rights of the  participants,  such amendment or supplement  shall only be effective upon mailing  written notice at least 30 days  prior to the  effective  date  thereof to each  participant.  The amendment or supplement shall be deemed to be accepted by the participant unless prior to the effective date thereof,  the Plan  Administrator  receives  written notice of the termination of the participant's  account.  Any such amendment may include an  appointment  by the Plan  Administrator  in its place and stead of a successor Bank or the Plan  Administrator  under these terms and conditions,  in which event Home Properties is authorized to pay such successor Bank or the Plan
Administrator   for  the  account  of  the   participant,   all   dividends  and
distributions  payable  on Home  Properties  shares of Common  Stock held by the participant for application by such successor Bank or the Plan  Administrator as provided in these terms and conditions.

17.    TERMINATION OF PLAN.

     Home Properties  reserves the right to suspend or terminate the Plan at any time and from  time to time,  and in  particular,  reserves  the right to refuse optional  cash  payments  from any person  who, in the sole  discretion  of Home
Properties,  is  attempting  to  circumvent  the interests of the Plan by making excessive  optional cash payments  through multiple  stockholder  accounts or by engaging in arbitrage activities. Home Properties may also suspend, terminate or refuse participation in the Plan to any person if, participation or any increase in the number of shares held by such person,  would, in the opinion of the Board of Directors of Home  Properties  jeopardize the status of the company as a real estate investment trust.

18.    COMPLIANCE WITH APPLICABLE LAW AND REGULATIONS.

     (a) Home  Properties  obligation  to offer,  issue or sell its newly issued shares  hereunder  shall be subject to Home  Properties  obtaining any necessary approval,  authorization  and consent  from any  regulatory  authorities  having jurisdiction over the issuance and sale of the shares. Home Properties may elect not  to  offer  or  sell  its  shares  hereunder  to  persons  residing  in  any jurisdiction  where,  in the sole discretion of Home  Properties,  the burden or expense of compliance  with  applicable  blue sky or  securities  laws make that offer or sale impracticable or inadvisable.

     (b) According to Internal Revenue Service  guidelines,  the actual discount received  by the  participants  may not exceed 5% of the  one-day New York Stock
Exchange trading average on the applicable Purchase Date,  including any fees or commissions paid on behalf of the participants by the Plan Administrator or Home
Properties.  The Plan  Administrator  will calculate the purchase price with the applicable discount, if any, and test for the 5% rule. The actual purchase price per share will be the higher of the two amounts for that Purchase Date.

     (c)To the extent  required  to comply  with law or the rules or policies of the Securities and Exchange  Commission,  if Common Stock is purchased  directly from Home  Properties  by the Plan  Administrator  under the Plan,  neither Home
Properties  nor any  "affiliated  purchaser"  as  defined  under the  Securities
Exchange Act of 1934, as amended,  shall purchase any Common Stock on any day on which the market price of the Common Stock will be a factor in  determining  the
Plan Purchase Price as provided in paragraph 2 of this Plan.

19.    APPLICABLE LAW.

     The terms and  conditions of this Plan shall be governed by the laws of the
State of Maryland.

20.    EFFECTIVE DATE.

     The effective date of the Plan as amended and restated is April 10, 2001.

     All   correspondence   and   questions   regarding   the  Plan  and/or  any
participant's account should be directed to:

                  Mellon Bank, N.A.
                  P.O. Box 3338
                  South Hackensack, New Jersey  07606-1938
                  Telephone: (888)245-0458

or such  other  address  as to which  notice  is given  to the  participants  in writing.

Effective Date:  October 1, 2006